EXHIBIT 5.1

WILMER HALE +1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com
August 23, 2007
Bookham, Inc.
2584 Junction Avenue
San Jose, California 95134
Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333-                    ) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”) of Bookham, Inc., a Delaware corporation (the “Company”):
     (i) common stock, $0.01 par value per share (the “Common Stock”);
     (ii) preferred stock, $0.01 par value per share (the “Preferred Stock”);
     (iii) debt securities (the “Debt Securities”); and
     (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);
     all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000.
     Warrants will be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and a bank or trust company as warrant agent (the “Warrant Agent”).
     Debt Securities will be issued pursuant to the terms of Senior Indenture or Subordinated Indenture, as the case may be, between the Company and the trustee to be named in such Senior Indenture or Subordinated Indenture, as the case may be (the “Trustee”).
     We are acting as counsel for the Company in connection with the sale by the Company of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon (i) the minutes of meetings of the Board of Directors of the Company as provided to us by the Company, (ii) the Certificate of
Wilmer Cutler Pickering Hale and Dorr, LLP,
60 State Street, Boston, Massachusetts 02109
BALTIMORE      BEIJING      BERLIN      BOSTON      BRUSSELS      LONDON
NEW YORK      OXFORD      PALO ALTO      WALTHAM      WASHINGTON

Bookham, Inc.
August 23, 2007

Incorporation and By-Laws of the Company, each as restated and/or amended to date, (iii) the indenture for senior debt securities to be entered into between the Company and the Trustee, in the form included as an exhibit to the Registration Statement (the “Senior Indenture”), (iv) the indenture for subordinated debt securities to be entered into between the Company and the Trustee, in the form included as an exhibit to the Registration Statement (the “Subordinated Indenture”), and (v) such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
Our opinions below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights or remedies of creditors generally; (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; (d) general equitable principles; and (e) applicable usury laws. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and nonassessable.

Bookham, Inc.
August 23, 2007

     3. With respect to the Debt Securities, when (i) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) specifically authorized for issuance by the Authorizing Resolutions, (iii) the Registration Statement has become effective under the Securities Act, (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or Subordinated Indenture, as the case may be, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Debt Securities have been duly executed and countersigned in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and issued and sold as contemplated by the Registration Statement and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Debt Securities will constitute valid and legally binding obligations of the Company.
     4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that any (i) Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder and (ii) the Senior Indenture or Subordinated Indenture, as the case may be, will be duly authorized, executed, and delivered by the Trustee thereunder, assumptions which we have not independently verified.
     It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of

Bookham, Inc.
August 23, 2007

any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ John A. Burgess
John A. Burgess, a Partner